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                         4,500,000 Shares

                     DOLLAR TREE STORES, INC.

                           Common Stock

                      UNDERWRITING AGREEMENT


March   , 1998


NATIONSBANC MONTGOMERY SECURITIES LLC
BT ALEX. BROWN INCORPORATED
GOLDMAN, SACHS & CO.
SMITH BARNEY INC.
  As Representatives of the several Underwriters
c/o NATIONSBANC MONTGOMERY SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111

Dear Sirs:

         SECTION 1. Introductory. Certain shareholders of Dollar Tree Stores, Inc., a Virginia corporation (the "Company"), named in Schedule B annexed hereto (the "Selling Shareholders") propose to transfer and sell an aggregate of 4,500,000 shares of the outstanding Common Stock of the Company (the "Common Stock") to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as Representatives. Said aggregate of 4,500,000 shares are herein called the "Firm Common Shares." In addition, the Selling Shareholders propose to grant to the Underwriters an option to purchase up to 675,000 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

         You have advised the Company and the Selling Shareholders that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

         The Company and each of the Selling Shareholders hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

         SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the several Underwriters that:

         (a)  A registration statement on Form S-3 (File No. 333-   ) with
respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange

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Commission (the "Commission") thereunder, and has been filed with the
Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There shall be delivered to you, upon your request, two photocopies of the signed version of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

         The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares (the "Additional Registration Statement"). The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations. Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be.

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         (b)  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including the First Closing Date hereinafter mentioned, the Registration Statement will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and the Registration Statement will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as amended and supplemented, as applicable, at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including the First Closing Date hereinafter mentioned, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.
 The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Prospectus, except where the failure to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company owns of record and beneficially all of the outstanding capital stock of its subsidiaries free and clear of all claims, liens, charges and encumbrances (except as disclosed in the Prospectus); the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries, taken as a whole; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         (d) The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except that the Company has preemptive rights to acquire shares of its subsidiaries' stock. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (e) No shareholder of the Company has any right which has not been waived or satisfied to require the Company to register the sale of any shares owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the transfer and sale of the Common Shares to be sold by the Selling Shareholders.

         (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contem-plated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law. Except as disclosed in the Prospectus, the making and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties, except for any such conflicts, breaches or defaults which individually or in the aggregate would not be material to the Company and its subsidiaries, taken as a whole may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties, except for any such conflicts, breaches or defaults which individually or in the aggregate would not be material to the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contem-plated by this Agreement by the Company, except such consents, approvals, authorizations or orders (i) as have been obtained under the Act, (ii) as may be required under state securities or Blue Sky laws or foreign securities laws in connection with the purchase and distribution of the Common Shares by the Underwriters, (iii) as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and (iv) the absence of which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole, or to the Underwriters.

         (g) KPMG Peat Marwick LLP, who have expressed their opinion with respect to the financial statements and schedules of the Company filed with the Commission as a part of the Registration Statement and/or included or incorporated by reference in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

         (h) The financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus and/or incorporated by reference therein present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. No other financial statements or schedules are required to be included in the Registration Statement or in the documents incorporated by reference therein.


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The selected financial data set forth in the Prospectus under the captions
"Capitalization" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

         (i) Except as disclosed in the Prospectus, or as to violations, defaults and breaches which individually or in the aggregate would not be material to the Company and its subsidiaries, taken as a whole, neither the Company nor any of its subsidiaries is in violation or default of any provision of its Articles of Incorporation or Bylaws, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and, except as disclosed in the Prospectus, there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

         (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement or to any documents incorporated by reference therein by the Act, by the Exchange Act or by the rules and regulations thereunder which have not been described or filed as required. Except as disclosed in the Prospectus, the contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

         (k) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or materially adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries; the descriptions in the Prospectus of the litigation matters described therein are accurate and complete in all material respects; and, except as disclosed in the Prospectus, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which might be expected to materially adversely affect such condition, properties, business, results of operations or prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

         (l)  The Company or the applicable subsidiary has


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good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted.

         (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction, other than in the ordinary course of business; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries.

         (n) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries have sufficient trademarks, trade names, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted, with such exceptions as would not have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole; the expiration of any trademarks (other than "Dollar Tree" or "Dollar Bill$"), trade names, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company or its subsidiaries, taken as a whole; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

         (o) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

         (p) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could materially and adversely affect the condition (financial or otherwise) business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

         (q) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (r) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and other materials permitted by the Act.

         (s) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property (except for personal property in the stores, which is uninsured) owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism, all of which insurance is in full force and effect.

         (t) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws or the United States or any jurisdiction thereof.

         (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

         (v)  The Common Stock of the Company has been registered under
Section 12(g) of the Exchange Act, and all of the outstanding shares of Common Stock (including the Common Shares to be sold by the Selling Shareholders hereunder) have been listed on the National Market of the Nasdaq Stock Market.

         (w) The Company has filed with the Commission, on a timely basis, all documents required to have been filed by the Company pursuant to the Exchange Act or the rules and regulations promulgated thereunder. Each such document, when filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3. Representations, Warranties and Covenants of the Selling Shareholders.

                             (a) Each of the Selling Shareholders severally represents and warrants to, and agrees with, the several Underwriters that:

                       (i) Such Selling Shareholder has, and on the First Closing Date and the Second Closing Date (if applicable) hereinafter mentioned will have, good and valid title to the Common Shares proposed to be sold by such Selling Shareholder hereunder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such Common Shares hereunder, assuming the Underwriters acquire such Common Shares without notice of any adverse claim, the Underwriters will acquire good and valid title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

                      (ii) This Agreement has been duly authorized, executed and delivered by such Selling Shareholder and constitutes the valid and binding obligation and agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

                     (iii) Such Selling Shareholder has executed and delivered a Power of Attorney and caused to be executed and delivered on his behalf a Custody Agreement (hereinafter collectively referred to with respect to each Selling Shareholder as the "Shareholders Agreement") and in connection herewith such Selling Shareholder further represents, warrants and agrees that such Selling Shareholder has deposited in custody, under the Shareholders Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Common Shares to be sold hereunder by such Selling Shareholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Common Shares to be sold by such Selling Shareholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable (except as otherwise provided in this Agreement or the Shareholders Agreement), and that the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or in the Shareholders Agreement, by any act of such Selling Shareholder, by operation of law, by the death or incapacity of such Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should die or become incapacitated, or if any other event should occur, before the delivery of the Common Shares hereunder, the documents evidencing Common Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Shareholders Agreement have been duly executed and delivered by or on behalf of such Selling Shareholder and the form of such Shareholders Agreement has been delivered to you.

                      (iv) The performance of this Agreement and the Shareholders Agreement by such Selling Shareholder and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder under, (A) any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement, trust instrument or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties is bound, (B) if such Selling Shareholder is not a natural person, the partnership agreement, trust instrument or any other organizational documents of such Selling Shareholder, or (C) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery by such Selling Shareholder of this Agreement and the Shareholders Agreement or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement and the Shareholders Agreement, except such consents, approvals, authorizations or orders (i) as have been obtained under the Act, (ii) as may be required under state securities or Blue Sky laws or foreign securities laws in connection with the purchase and distribution of the Common Shares by the Underwriters, (iii) as may be required by the NASD and (iv) the absence of which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole, or to the Underwriters.

                       (v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

                      (vi) Each Preliminary Prospectus and the Prospectus, insofar as it has related to such Selling Shareholder, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Shareholder, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                     (vii) Such Selling Shareholder is not aware that the Registration Statement or Prospectus includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. It is agreed the aggregate liability of a Selling Shareholder to the Underwriters (A) for a breach of this representation and (B) under Section 11(a) hereof shall not exceed the amount of the After Tax Net Proceeds (as defined in Section 11(a)) received by such Selling Shareholder with respect to the Common Shares purchased by the Underwriters from such Selling Shareholder hereunder; and that no Selling Shareholder shall be liable to any Underwriter for a breach of this representation unless
         (1) the Representatives shall have first made demand for payment on the Company with respect to any damages alleged to result from the breach of this representation, (2) the Representatives shall thereafter have used all reasonable efforts to obtain such payment from the Company, including active pursuit in a court of law of any rights to indemnity or contribution based on the facts giving rise to the alleged breach of this representation, and (3) the Company shall have failed to make such payment within one year after receipt of the notice described in clause (1).

                   (b)  Each of the Selling Shareholders agree
              with the Company and the Underwriters not to offer to sell, sell or contract to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for any shares of Common Stock, for a period of 90 days after the date of the Prospectus, without the prior written consent of NationsBanc Montgomery Securities LLC, as a Representative of the Underwriters, which consent may be withheld at the sole discretion of NationsBanc Montgomery Securities LLC.

         SECTION 4. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Shareholders that the information set forth
(i) in the first sentence of the last paragraph of text on the cover page of the Prospectus, (ii) in the stabilization language on the inside front cover of the Prospectus and (iii) in the second paragraph under "Underwriting" in the Prospectus concerning the terms of the offering by the Underwriters and in the sixth paragraph of text under "Underwriting" was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         SECTION 5. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters in the respective amounts set forth in Schedule B hereto, an aggregate of 4,500,000 Firm Common Shares. The Underwriters agree, severally and not jointly, to purchase from the Selling Shareholders the number of Firm Common Shares described below. The purchase price per share to be paid by the several Underwriters to the Selling Shareholders shall be $_____ per share.

         The obligation of each Underwriter to the Selling Shareholders shall be to purchase from the Selling Shareholders that number of full shares set forth opposite the name of such Underwriter in Schedule A hereto.

         Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of NationsBanc Montgomery Securities LLC, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Representatives) at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Washington

D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third or fourth, as the case may be, full business day as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

         Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Selling Shareholders to you, for the respective accounts of the Underwriters, against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by wire transfer of same day funds to the order of the Agent. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, in the respective amounts set forth in Schedule B hereto, up to an aggregate of 675,000 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company and the Agent setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Selling Shareholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 4,500,000 (subject to such adjustments to eliminate any fractional share purchases as you and the Selling Shareholders may mutually agree). If the option granted hereunder is exercised in part, the number of Optional Common Shares to be sold by each Selling Shareholder shall be determined by multiplying the number of Optional Common Shares set forth opposite his or its name in Schedule B by a fraction, the numerator of which is the number of Optional Common Shares to be sold by the Selling Shareholders as specified in such notice of exercise and the denominator of which is 675,000 (subject to such adjustments to eliminate any fractional share purchases as you and the Selling Shareholders may mutually agree). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Selling Shareholders as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company and the Agent.

         You have advised the Company and the Selling Shareholders that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

         SECTION 6. Covenants of the Company. The Company covenants and agrees that:

              (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing
         (i) of the receipt of any comments of the Commission,
         (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and

         (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose.
         If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object (except to the extent any amendment or supplement to which you object is necessary in the opinion of counsel to the Company to ensure that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading) or which is not in compliance in all material respects with the Act and the Rules and Regulations.

              (b) The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

              (c) If during such period after the first date of the public offering of the Common Shares as, in the opinion of your counsel, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective (to the extent effectiveness is required under the Act or the Rules and Regulations) as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

              (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of
         Section 11(a) of the Act.

              (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents (other than periodic filings under the Exchange
         Act) in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the Act.

              (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate and Canadian securities laws, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

              (g) During the period of five years hereafter, the Company will furnish to the Representatives: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

              (h) During the period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of NationsBanc Montgomery Securities LLC, as a Representative of the Underwriters, or each of the Representatives (which consent may be withheld at the sole discretion of any of the Representatives), the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security; provided, however, that the Company may (i) issue shares of Common Stock upon the exercise of stock options and warrants outstanding on the date hereof, as described in the Prospectus (it being agreed that the Company shall not accelerate the exercisability of any such options or grant any waiver or acceleration under the terms of the Stock Restriction Agreement to be entered into by the optionee upon the exercise of such options), and (ii) grant options and issue shares of Common Stock in accordance with its Amended and Restated Stock Option Plan, Stock Incentive Plan or Employee Stock Purchase Plan, as described in the Prospectus or in materials incorporated by reference in the Prospectus.

              (i) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Common Stock in California), will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

              (j) The Company will cause its counsel to promptly prepare a reasonable number of copies of bound closing volumes for the Representatives and their counsel.

         You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, each Selling Shareholder agrees to pay its pro rata portion of all costs, fees and expenses incurred in connection with the performance of the obligations of the Company or the Selling Shareholders hereunder, including without limiting the generality of the foregoing, (i) all expenses incident to the delivery of the Common Shares (including all printing, copying, and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary transfer and other stamp taxes in connection with the transfer and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, copying, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common

Shares for offer and sale under the Blue Sky laws and Canadian securities laws (provided that such fees and expenses shall not exceed $12,000), (vii) the filing fee of the NASD, and (viii) all other fees, costs and expenses referred to in Item 14 of the Registration Statement. Except as provided in this Section 7, Section 9 and Section 11 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws and Canadian securities laws and the Blue Sky memorandum referred to above). Each Selling Shareholder's pro rata portion of the expenses described in this Section 7 shall be that amount which bears to the total expenses the same proportion as the number of Firm Common Shares to be sold by such Selling Shareholder bears to 4,500,000.

         SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers and the Selling Shareholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to the following additional conditions:

              (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10:00 P.M.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

              (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company (other than as contemplated by Section 6(h) above) or any of its subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth in or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, taken as a whole, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries, taken as a whole, or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened and
         (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries, taken as a whole, which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase the Common Shares as contemplated hereby.

              (c) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

                       (i)   An opinion of Hofheimer Nusbaum, P.C.,
         counsel for the Company and the Selling Shareholders identified as the "Virginia Selling Shareholders" on Schedule B hereto (the "Virginia Selling Shareholders"), addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

              (1) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each state in which it owns or leases real property, and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

              (2)  The authorized, issued and outstanding
         capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus;
         all necessary and proper corporate proceedings have been taken in order to validly authorize such authorized capital stock; all outstanding shares of capital stock (including the Firm Common Shares and any Optional Common Shares) have been duly and validly issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive rights or, to the best of such counsel's knowledge, other rights to subscribe for or purchase any securities and conform to the description thereof incorporated by reference in the Prospectus; all outstanding shares of capital stock of the Company have been issued in compliance with federal and state securities laws;

              (3) All of the issued and outstanding shares of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever;

              (4)  The certificates evidencing the Common
         Shares to be delivered hereunder are in due and proper form under Virginia law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration there-for in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or, to the best of such counsel's knowledge, other rights to subscribe for or purchase securities and will conform in all respects to the description thereof contained in the Prospectus;

              (5)  Except as disclosed in or specifically
         contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

              6(a) To the best of such counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or to any document incorporated by reference therein which are not disclosed or filed, as required; and

              (b) To the best of such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required.

              (7)  The Company has full right, power and
         authority to enter into this Agreement; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities, as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement; provided, however, no opinion need be expressed as to the Act, the rules of the NASD or applicable state securities or Blue Sky laws or foreign securities laws in connection with the purchase and distribution of the Common Shares;

              (8)  Except as disclosed in the Prospectus,
         the execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by themselves or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its or their property may be bound or affected which is material to the Company and its subsidiaries, taken as a whole, or violate any of the provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries or, so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its subsidiaries or any of its or their property;

              (9)  Except as disclosed in the
         Prospectus, neither the Company nor any
         subsidiary is in violation of its Articles of Incorporation or Bylaws, or other organizational documents, or to the best of such counsel's knowledge, in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any such subsidiary is a party or by which it or any of its properties may be bound or affected, except where such breach or default would not materially adversely affect the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, the Company and its subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not materially adversely affect the Company and its subsidiaries, taken as a whole;

             (10) To the best of such counsel's knowledge, no holders of securities of the Company have rights which have not been waived to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

             (11)  No transfer taxes are required to be
         paid in connection with the sale and delivery of the Common Shares to the Underwriters hereunder.

             (12)  This Agreement and the Shareholders
         Agreement have been duly authorized, executed and delivered by or on behalf of each Virginia Selling
         Shareholder; the Agent has been duly and validly authorized to act as the custodian of the Common
         Shares to be sold by each Virginia Selling
         Shareholder; and the performance of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated herein and therein by each Virginia Selling
         Shareholder will not result in a breach or violation of, or constitute a default under, (A) any indenture, mortgage, deed of trust, trust
         (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument known to such counsel to which such Virginia Selling Shareholder is a party or by which it or any of its properties may be bound,
         (B) any organizational documents of any Virginia
         Selling Shareholder that is not a natural person, or (C) any statute, or, to the best of such counsel's knowledge, any judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over such Virginia
         Selling Shareholder or any of its properties; and no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery by each Virginia Selling
         Shareholder of this Agreement or the Shareholders
         Agreement or the consummation by each Virginia
         Selling Shareholder of the transactions
         contemplated by this Agreement or the Shareholders
         Agreement, provided, however, no opinion need be expressed as to the Act, the rules of the NASD or applicable state securities or Blue Sky laws or foreign securities laws in connection with the purchase and distribution of the Common Shares;
         provided that the opinions expressed in this clause 8(c)(i)(12) with respect to the due and valid authorization of the Agent to act as the custodian of the Common Shares to be sold by each such Virginia Selling Shareholder need not cover the provisions contained in the second and third sentences of Section 3(a)(iii) hereof, the third paragraph on page 5 of the Selling Shareholders
         Power of Attorney or the seventh paragraph of the Selling Shareholders Custody Agreement;

             (13)  Each Virginia Selling Shareholder that
         is not an individual has trust power and authority to enter into this Agreement and the Shareholders
         Agreement and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by such Virginia Selling Shareholders; immediately prior to each Closing Date, each Virginia Selling
         Shareholder was the sole registered owner of the Common Shares to be sold by such Virginia Selling
         Shareholder on such Closing Date; upon issuance of new certificates in the names of the Underwriters representing such Common Shares, assuming the Underwriters purchased the Common Shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code, the Underwriters will have acquired all rights of such Virginia Selling Shareholder in the Common
         Shares free of any adverse claim, any lien in favor of the Company, and any restrictions on transfer imposed by the Company;

             (14)  This Agreement and the Shareholders
         Agreement are valid and binding agreements of each Virginia Selling Shareholder in accordance with their terms, except (i) as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (ii) with respect to those provisions relating to indemnities or contributions for liabilities under the Act, as to which no opinion need be expressed, and (iii) with respect to the provisions contained in the second and third sentences of Section 3(a)(iii) hereof, the third paragraph on page 5 of the Selling Shareholders
         Power of Attorney or the seventh paragraph of the Selling Shareholders Custody Agreement, as to which no opinion need be expressed;

             (15)  The documents incorporated by reference
         in the Prospectus (except for the financial statements and schedules included in such documents as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

             (16)(a)  The Registration Statement (assuming
         compliance with clause (2) of Rule 462(b) in the case of any Additional Registration Statement) has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration
         Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                 (b) The Registration Statement, the
         Prospectus and each amendment or supplement thereto, if any (except for the financial statements and schedules included therein as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of officers of the Company, of the Virginia Selling Shareholders and of governmental officials, in which cases their opinion is to state that they are so doing and that the Underwriters are justified in relying on such certificates and copies of such certificates are to be attached to the opinion. Such counsel's opinion may state that they have made no independent factual investigation as to such matters of fact, that they assume the capacity of all natural persons and that they assume the conformity of all copies or facsimiles to the originals thereof. Moreover, such counsel's opinion shall be made with respect to federal and Virginia law only. Such counsel shall also include in such opinion (or provide separately to you) a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that at its effective date the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, at the applicable Closing Date includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. Such counsel may also state that they have assumed the conformity of the documents filed as exhibits to the Registration Statement with the Commission via the Electronic

Data Gathering, Analysis and Retrieval System ("EDGAR"), except for required EDGAR formatting changes, to the physical copies of the documents submitted for their examination. Such counsel shall also permit Hale and Dorr LLP, as counsel to the Underwriters, to rely on such opinion (insofar as it relates to matters of Virginia law) in rendering their opinion pursuant to Section 8(c)(iii) hereof;

                      (ii)   An opinion of Jones, Day, Reavis &
         Pogue, special counsel for the Selling Shareholders identified as the "New York Selling Shareholders" on Schedule B hereto (the "New York Selling Shareholders"), addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

              (1)  This Agreement and the Shareholders
         Agreement have been duly authorized, executed and delivered by or on behalf of each New York Selling Shareholder; the Agent has been duly and validly authorized to act as the custodian of the Common Shares to be sold by each such New York Selling Shareholder; and the performance of this Agreement and the Shareholders Agreement by each New York Selling Shareholder will not result in a breach or violation of, or constitute a default under, (A) any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument known to such counsel to which such New York Selling Shareholder is a party or by which it or any of its properties may be bound, (B) if such Selling Shareholder is not a natural person, any organizational documents of such New York Selling Shareholder, or (C) any statute, or, to the knowledge of such counsel, any judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over such New York Selling Shareholder or any of its properties; and no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery by each New York Selling Shareholder of this Agreement or the Shareholders Agreement or the consummation by each New York Selling Shareholder of the transactions contemplated by this Agreement or the Shareholders Agreement, except such consents, approvals, authorizations or orders (i) as have been obtained under the Act, (ii) as may be required under state securities or Blue Sky laws or foreign securities laws in connection with the purchase and distribution of the Common Shares by the Underwriters and (iii) as may be required by the NASD; provided that the opinions expressed in this clause 8(c)(ii)(1) with respect to the due and valid authorization of the Agent to act as the custodian of the Common Shares to be sold by each such New York Selling Shareholder need not cover the provisions contained in the second and third sentences of Section 3(a)(iii) hereof, the third paragraph on page 5 of the Selling Shareholders Power of Attorney or the seventh paragraph of the Selling Shareholders Custody Agreement;

              (2)  Each New York Selling Shareholder that
         is not an individual has, as applicable, corporate, partnership or trust power and authority to enter into this Agreement and the Shareholders Agreement and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by such New York Selling Shareholder;
         as of such Closing Date, each New York Selling
         Shareholder was the sole registered owner of the Common Shares to be sold by such New York Selling
         Shareholder on such Closing Date; upon
         registration of the Common Shares in the names of the Underwriters in the stock records of the Company, and the issuance of new certificates registered in the names of the Underwriters representing such Common Shares, assuming the Underwriters purchased the Common Shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code, the Underwriters will have acquired all rights of such New York Selling Shareholder in the Common
         Shares free of any adverse claim, any lien in favor of the Company, and any restrictions on transfer imposed by the Company, and the owner of the Common Shares, if other than such New York
         Selling Shareholder, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement;

              (3)  This Agreement and the Shareholders
         Agreement are valid and binding agreements of each New York Selling Shareholder in accordance with their terms, except (i) as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (ii) with respect to those provisions relating to indemnities or contributions for liabilities under the Act, as to which no opinion need be expressed, and (iii) with respect to the provisions contained in the second and third sentences of Section 3(a)(iii) hereof, the third paragraph on page 5 of the Selling Shareholders
         Power of Attorney or the seventh paragraph of the Selling Shareholders Custody Agreement, as to which no opinion need be expressed; and

                        In rendering such opinion, such
                   counsel may rely, as to matters of fact, on certificates of the New York Selling
                   Shareholders and of governmental
                   officials, in which cases their opinion
                   is to state that they are so doing and
                   copies of such certificates are to be
                   attached to the opinion.  Such counsel
                   may also state that they have made no
                   independent factual investigation and
                   have assumed the capacity of all natural persons. Such counsel shall also permit
                   Hale and Dorr LLP, as counsel to the
                   Underwriters, to rely on the opinions
                   set forth above (insofar as they relate
                   to matters of New York law) in rendering their opinion pursuant to Section
                   8(c)(iii) hereof;

                     (iii)   Such opinion or opinions of Hale and
         Dorr LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

                      (iv)   A certificate of the Company executed
         by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

              (1)  The representations and warranties of
         the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing
         Date;

              (2)  The Commission has not issued any order
         preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

              (3)  Each of the respective signers of the
         certificate has carefully examined the

         Registration Statement and the Prospectus on behalf of the Company; the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and its subsidiaries; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

              (4)  Since the initial date on which the
         Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

              (5)  Since the respective dates as of which
         information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and its subsidiaries, taken as a whole; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries which is material to the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction that is material to the Company and its subsidiaries, taken as a whole, which is not in the ordinary course of business or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to shareholders of record on a date prior to the First Closing Date or Second Closing Date, as the case may be; and

              (6)  Since the respective dates as of which
         information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                       (v)   On the First Closing Date or the
         Second Closing Date, as the case may be, a certificate, dated such Closing Date and addressed to you, signed by or on behalf of each of the Selling Shareholders to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct, as if made at and as of the First Closing Date or the Second Closing Date, as the case may be, and such Selling Shareholder has complied with all the agreements and satisfied all the conditions on his part to be performed or satisfied prior to the First Closing Date or the Second Closing Date, as the case may be.

                      (vi) On the date this Agreement is executed and also on the First Closing Date and the Second Closing Date, letters addressed to you, as Representatives of the Underwriters, from KPMG Peat Marwick LLP, independent accountants, the first of each to be dated the date of this Agreement, the second of each to be dated the First Closing Date and the third of each (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

                     (vii)   An opinion of Goldberg, Kohn, Bell,
         Black, Rosenbloom & Moritz, Ltd., special litigation counsel for the Company, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that the section of the Prospectus entitled "Risk Factors --Legal Proceedings" (except for the first sentence of the first paragraph, the last two sentences of the next to last paragraph and the last paragraph thereof) contains a fair and accurate summary of the litigation described therein, and that nothing has come to their attention that would lead them to believe that either at the effective date of the Registration Statement or the applicable Closing Date, the above-listed sections of the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein regarding the litigation described therein not misleading.

              All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Hale and Dorr LLP, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Representatives to the Company and the Selling Shareholders without liability on the part of any Underwriter or the Company except for the expenses to be paid or reimbursed by the Company and the Selling Shareholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

         SECTION 9. Reimbursement of Underwriters' Expenses. Notwithstanding any other provisions hereof, if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus.
Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

         SECTION 10. Effectiveness of Registration Statement. You, the Company and the Selling Shareholders will use your and its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 11. Indemnification. (a) The Company (in furtherance of its agreement set forth in Section 22) and each of the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, that neither the Company nor any Selling Shareholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (i) in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof or (ii) in reliance upon and in conformity with information furnished to the Company by a Selling Shareholder with respect to such Selling Shareholder (except that the Selling Shareholder furnishing such information shall not be so relieved of liability); provided further, that no Selling Shareholder shall be liable under this Section 11(a) for an amount in excess of the After Tax Net Proceeds (as defined below) received by such Selling Shareholder with respect to the Common Shares purchased by the Underwriters from such Selling Shareholder hereunder; provided further that no Selling Shareholder shall be required to provide indemnification hereunder unless (1) the Representatives shall have first made demand for payment on the Company with respect to any such loss, claim, damage, liability or expense, (2) the Representatives shall thereafter have used all reasonable efforts to obtain such payment from the Company, including active pursuit in a court of law of any rights hereunder to indemnity or contribution for such loss, claim, damage, liability or expense, and (3) the Company shall have failed to make such payment within one year after receipt of the notice described in clause (1); and providedfurther that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage, liability or expenses purchased Common Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible. In addition to their other obligations under this Section 11(a), the Company and the Selling Shareholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, all as described in this Section 11(a), they will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company or the Selling Shareholders, as applicable, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA,

San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company or the Selling Shareholders may otherwise have. The "After Tax Net Proceeds" received by a Selling Shareholder with respect to Common Shares sold by it hereunder shall mean the proceeds (net of the applicable underwriting discount) received by such Selling Shareholder with respect to such Common Shares, as adjusted to reflect both (i) the amount of any taxes paid or payable by such Selling Shareholder by virtue of the sale of such Common Shares and (ii) the value of any tax benefit realized or realizable (taking into account the probability that any such tax benefit will be realized) by such Selling Shareholder by virtue of the payment of amounts under this Section 11 or the payment of amounts in regard to a breach of a representation of such Selling Shareholder set forth in Section 3(a).

         (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each Selling Shareholder and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof; and will reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 11(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b) which relates to information furnished to the Company pursuant to Section 4 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, Selling Shareholder or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, Selling Shareholder or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, Selling Shareholder or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of such action effected without its written consent, which shall not be unreasonably withheld or delayed, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

         (d) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party (subject to the limits set forth in subparagraph (a) of this Section 11) shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Shareholders on the one hand, as the total price paid to the Selling Shareholders for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses), and in the case of the Underwriters, on the other hand, as the underwriting commissions received by them bears to the total of such amounts paid to the Selling Shareholders and received by the Underwriters as underwriting commissions. The relative fault of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this
Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

         (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 11(a) and 11(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so.

         SECTION 12. Default of Underwriters. It shall be a condition to this Agreement and the obligation of the Selling Shareholders to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders except for the expenses to be paid by the Selling Shareholders pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

         In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         SECTION 13. Effective Date. This Agreement shall become effective immediately as to Sections 7, 9, 11, 14 and 15 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this
Section 13, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

         SECTION 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

              (a) This Agreement may be terminated by the Company by notice to you and the Selling Shareholders or by you by notice to the Company and the Selling Shareholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or any Selling Shareholder to any Underwriter (except for the expenses to be paid or reimbursed by the Company and the Selling Shareholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or any Selling Shareholder (except to the extent provided in Section 11 hereof).

              (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company and the Selling Shareholders (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Common Shares,
         (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subparagraph (b) shall be without liability on the part of any Underwriter to the Company or any Selling Shareholder or on the part of the Company or any Selling Shareholder to any Underwriter (except for expenses to be paid or reimbursed by the Selling Shareholders pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

         SECTION 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any Selling Shareholder or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 16. Notices. All communications hereunder shall be in writing and, if sent to the Representatives shall be mailed, delivered or telecopied to you at 600 Montgomery Street, San Francisco, California 94111,
Attention: John A. Berg, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Patrick J. Rondeau, Esq.; if sent to the Company, shall be mailed, delivered or telecopied to the Company, at 500 Volvo Parkway, Chesapeake, Virginia 23330 with a copy to Hofheimer Nusbaum, P.C., 1700 Dominion Tower, 999 Waterside Drive, Norfolk, Virginia 23510,
Attention: William A. Old, Esq.; if sent to any Virginia Selling Shareholder, shall be mailed, delivered or telecopied to the Selling Shareholder c/o the Company at 500 Volvo Parkway, Chesapeake, Virginia 23330 with a copy to Hofheimer Nussbaum, P.C., 1700 Dominion Tower, 99 Waterside Drive, Norfolk, Virginia 23510, Attention: William A. Old, Esq.; and if sent to any of the New York Selling Shareholders, to the New York Selling Shareholder c/o Saunders, Karp & Co., 667 Madison Avenue, 21st Floor, New York, New York 10021 with a copy to Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention: Robert A. Profusek, Esq. The Company, the Selling Shareholders or you may change the address for receipt of communications hereunder by giving notice to the others.

         SECTION 17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 18. Representation of Underwriters. You will act as Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you jointly or by NationsBanc Montgomery Securities LLC, as Representatives, will be binding upon all the Underwriters.

         SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 20. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

         SECTION 21. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

         SECTION 22.  Certain Agreements of the Company.   The Selling
Shareholders have caused the Company to file the Registration Statement pursuant to Section 3.1 of a certain Amended and Restated Stockholders Agreement (the "Stockholders Agreement") by and among the Company and certain of its current or former shareholders. Section 3.5 of the Stockholders Agreement obligates the Company to pay certain expenses relating to an offering of shares conducted pursuant to Section 3.1.

However, by a letter agreement dated March __, 1998, the parties to the Stockholders Agreement agreed that, notwithstanding Section 3.5 of the Stockholders Agreement, the Selling Shareholders would pay the expenses relating to the registration and offering of Common Shares contemplated by this Agreement, with each Selling Shareholder bearing his, her or its pro rata share of such expenses. The Stockholders Agreement also contemplates in
Section 3.6 that the Company shall indemnify and hold harmless the Selling Stockholders under certain circumstances and subject to certain conditions. In consideration of the agreement by the Selling Shareholders to relieve the Company of its obligation to pay expenses of the registration and offering of the Common Shares contemplated by this Agreement, the Company agrees (i) to indemnify and hold harmless the Underwriters, and contribute to losses of the Underwriters, under certain circumstances and subject to certain conditions as contemplated in Section 11 of this Agreement and (ii) to make similar indemnification and contribution agreements in favor of the underwriters for any future offering of shares pursuant to Section 3.1 or Section 3.2 of the Stockholders Agreement.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholders (to the extent such amendment affects them) and you.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling
Shareholders and the several Underwriters including you, all in accordance with its terms.

         Very truly yours,

         DOLLAR TREE STORES, INC.


         By:
            --------------------------------
            Name:
            Title:


         THE SELLING SHAREHOLDERS IDENTIFIED
         ON SCHEDULE B


         By:
            --------------------------------
            Name:

         By:
            --------------------------------
            Name:
            Each as Attorney-in-Fact acting
            on behalf of each such Selling
            Shareholder

The foregoing Underwriting Agreement is hereby confirmed and accepted by us in San Francisco, California as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC
BT ALEX. BROWN INCORPORATED
GOLDMAN, SACHS & CO.
SMITH BARNEY INC.

Acting as Representatives of the several Underwriters named in the attached Schedule A.

By NATIONSBANC MONTGOMERY SECURITIES LLC


By:
   -----------------------------
                Partner

                            SCHEDULE A


                                                       Number of Firm
                                                        Common Shares
Name of Underwriter                                    to be Purchased

NationsBanc Montgomery Securities LLC  . . . . . .
BT Alex. Brown Incorporated  . . . . . . . . . . .
Goldman, Sachs & Co. . . . . . . . . . . . . . . .
Smith Barney Inc.  . . . . . . . . . . . . . . . .
         TOTAL . . . . . . . . . . . . . . . . . .         4,500,000
